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(KPMG Letterhead)




                                                         EXHIBIT 24


                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and the Retirement Committee
Control Data Systems, Inc.:


We consent to incorporation by reference in the registration statements (No. 33-49027, No. 33-49029, No. 33-49379, No. 33-54461, No. 333-773, and
No. 333-04085) on Form S-8 of Control Data Systems, Inc. of our report dated June 13, 1997, relating to the statements of net assets available for plan benefits of the Control Data Systems, Inc. Personal Investment Plan as of December 31, 1996 and 1995, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1996 and 1995 and the related supplemental schedules, which report appears elsewhere in this December 31, 1996 annual report on Form 11-K of the Control Data Systems, Inc. Personal Investment Plan.



                             /s/  KPMG Peat Marwick LLP



Minneapolis, Minnesota
June 13, 1997
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